                                                                   Exhibit 10.26




                            STOCK PURCHASE AGREEMENT

                            DATED AS OF JUNE 9, 1997


                                     BETWEEN

                               KABER IMAGING, INC.

                                       AND

                        BALDWIN TECHNOLOGY COMPANY, INC.

                                TABLE OF CONTENTS

                                                                                           Page
1.    Purchase and Sale of Stock......................................................        1

2.    Consideration...................................................................        1

3.    Closing.........................................................................        2
      3.1         Documents to be Delivered by Seller to Buyer........................        2
      3.2         Documents to be Delivered by Buyer to Seller........................        3

4.    Representations and Warranties by Seller........................................        3
      4.1         Corporate Organization..............................................        3
      4.2         Capitalization; Stock Ownership.....................................        4
      4.3         Subsidiaries and Other Equity Investments...........................        4
      4.4         Authorization of Agreement; No Violation............................        5
      4.5         Financial Statements................................................        6
      4.6         No Undisclosed Liabilities..........................................        6
      4.7         Absence of Certain Changes..........................................        6
      4.8         Personal Properties and Assets......................................        6
      4.9         Real Property.......................................................        7
      4.10        Tax Matters.........................................................        7
      4.11        Contracts...........................................................        7
      4.12        Litigation..........................................................        8
      4.13        Intellectual Property...............................................        8
      4.14        Compliance with Laws; Permits.......................................        8
      4.15        Employee Matters....................................................        8
      4.16        Insurance...........................................................        9
      4.17        Environmental Matters...............................................        9
      4.18        Brokers.............................................................        9
      4.19        Assumed Long Term Liabilities.......................................       10
      4.20        Tangible Net Book Value.............................................       10
      4.21        Swedish Pension Liabilities.........................................       10
      4.22        No Other Representations or Warranties..............................       10

5.    Representations and Warranties by Buyer.........................................       10
      5.1         Corporate Organization..............................................       10
      5.2         Authorization of Agreement; No Violation............................       10
      5.3         Litigation..........................................................       11
      5.4         Brokers.............................................................       11
      5.5         Investment Representation...........................................       11
      5.6         Financial Capability................................................       12

      Title                                                                                Page
      -----                                                                                ----
      5.7         Financial Statements................................................       12
      5.8         No Other Representations or Warranties..............................       12

6.    Covenants of Seller.............................................................       12
      6.1         Access to Information and Documents.................................       12
      6.2         Conduct of Business Pending Closing.................................       12
      6.3         Exclusive Dealing...................................................       13
      6.4         Consents and Approvals..............................................       13
      6.5         Resignation of Directors............................................       14
      6.6         Amendments to Seller's Schedules....................................       14
      6.7         Intercompany Debt...................................................       14
      6.8         Use of Name.........................................................       14
      6.9         Conversion of Indebtedness..........................................       14

7.    Covenants of Buyer..............................................................       14
      7.1         No Disclosure of Consideration......................................       14
      7.2         Consents and Approvals..............................................       15
      7.3         No Unreasonable Interference........................................       15
      7.4         Conveyance Taxes....................................................       15
      7.5         Discharge of Guaranties.............................................       15
      7.6         [Intentionally Omitted].............................................       15
      7.7         Release of Directors................................................       15
      7.8         Use of Name.........................................................       15

8.    Conditions Precedent to Seller's Obligation to Sell the Stock...................       16
      8.1         Buyer's Performance.................................................       16
      8.2         Consents and Approvals..............................................       16

9.    Conditions Precedent to Buyer's Obligation to Purchase the Stock................       16
      9.1         Seller's Performance................................................       16
      9.2         Consents and Approvals..............................................       16

10.   Termination.....................................................................       16
      10.1        Termination by Buyer................................................       17
      10.2        Termination by Seller...............................................       17
      10.3        Effect of Termination...............................................       18

11.   Survival of Representations and Warranties; Indemnification.....................       18
      11.1        Survival of Representations and Warranties..........................       18
      11.2        Seller's Indemnification Obligations................................       18
      11.3        Limitation on Seller's Indemnification Obligations..................       19
      11.4        Buyer's Indemnification Obligations.................................       19

      Title                                                                                Page
      -----                                                                                ----
      11.5        Limitation on Buyer's Indemnification Obligations...................       20
      11.6        Procedure for Indemnification Claims................................       20
      11.7        Sole and Exclusive Remedy...........................................       22
      11.8        Characterization of Indemnification Payments........................       22

12.   Non-Competition.................................................................       22

13.   Non-Solicitation................................................................       22

14.   Tax Matters.....................................................................       23
      14.1        Tax Periods Ending on or Before the Closing Date....................       23
      14.2        Tax Periods Beginning  Before and Ending After the Closing Date.....       23
      14.3        Cooperation on Tax Matters..........................................       23

15.   Miscellaneous...................................................................       24
      15.1        Confidentiality.....................................................       24
      15.2        Assurance of Further Action.........................................       24
      15.3        Expenses............................................................       24
      15.4        Waiver..............................................................       25
      15.5        Notices.............................................................       25
      15.6        Entire Agreement....................................................       25
      15.7        Rights Under this Agreement; Nonassignability.......................       25
      15.8        Governing Law.......................................................       26
      15.9        Publicity...........................................................       26
      15.10       Closing Date Balance Sheet..........................................       26
      15.11       Headings; References to Sections,  Exhibits and Schedules...........       27
      15.12       Knowledge...........................................................       27
      15.13       Schedules...........................................................       27
      15.14       Counterparts........................................................       27

                            STOCK PURCHASE AGREEMENT



                  AGREEMENT dated as of this 9th day of June, 1997, between KABER IMAGING, INC., a New Hampshire corporation ("Buyer"), and BALDWIN TECHNOLOGY COMPANY, INC., a Delaware corporation ("Seller").

                  WHEREAS, Seller owns, through certain of its direct and indirect wholly-owned subsidiaries set forth under the heading "Selling Subsidiary" in Exhibit A (each such subsidiary, a "Selling Subsidiary" and collectively, the "Selling Subsidiaries"), all of the outstanding shares of capital stock of each of the entities set forth under the heading "Company" in Exhibit A (each such entity, a "Company" and, collectively, the "Companies"). The Companies and their respective subsidiaries are referred to herein from time to time as the "Misomex Group."

                  WHEREAS, Buyer desires to purchase from the Selling Subsidiaries, and Seller desires to cause the Selling Subsidiaries to sell to Buyer, all of the outstanding capital stock of each Company, all upon the terms and conditions hereinafter set forth.

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

                  1. Purchase and Sale of Stock. Upon the terms and provisions of this Agreement, Buyer agrees to purchase and accept delivery from each Selling Subsidiary of, and Seller agrees to cause each Selling Subsidiary to sell, assign, transfer and deliver to Buyer, at the Closing provided for in
Section 3, all of the outstanding shares of capital stock of each Company owned by such Selling Subsidiary, free and clear of all liens, claims, charges, restrictions, equities or encumbrances of any kind, other than restrictions on sale, transfer, offer for sale, pledge, hypothecation or other disposition or pursuant to the transactions contemplated by the Agreement (together, "Transfer") pursuant to applicable securities laws.

                  The shares of capital stock of each Company set forth in Exhibit A to be sold by the Selling Subsidiaries to Buyer, constituting all of the outstanding shares of capital stock of each Company, are hereinafter collectively called the "Stock."

                  2. Consideration. As consideration for the Stock, Buyer, at the Closing, will (i) pay in cash to the Selling Subsidiaries (in the amounts set forth in Exhibit B) by wire transfer (as instructed in writing by Seller) of immediately available funds an aggregate amount equal to $4,000,000 (the "Cash Payment") and (ii) issue $2,000,000 in aggregate principal amount (to the Selling Subsidiaries and in the amounts set forth in Exhibit B) of its 13% Senior Notes (the "Seller Notes"), each substantially in the form of Exhibit C hereto and secured by a lien on all receivables and inventory of each of Buyer and Misomex of North America, Inc., a Delaware corporation ("Misomex NA"), pursuant to the Security Agreements referred to in Section 3.2(iii)

(the amounts set forth in (i) and (ii), collectively, the "Purchase Price"); provided that, in the event that the cash on hand of the Misomex Group on the Closing Date (the "Closing Date Cash On Hand") is less than $700,000, the amount of the Cash Payment shall be decreased by an amount equal to $700,000 minus the Closing Date Cash On Hand (the "Cash Adjustment") and the aggregate principal amount of the Seller Notes shall be increased by the amount of the Cash Adjustment. The Purchase Price (including the principal amount of Seller Notes to be issued to each Selling Subsidiary) shall be allocated in the manner set forth in Exhibit D and the parties shall file their respective tax returns in a manner which is consistent with such allocation and shall not take any contrary position with any taxing authority.

                  3. Closing. The closing of the purchase and sale of the Stock (the "Closing") shall take place at the office of Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York, New York 10178 (or at such other place as the parties may mutually agree) at 10:00 o'clock a.m., local time, on such date (the "Closing Date") as soon as practicable upon which the parties shall mutually agree, but in no event later than the Termination Date (as defined in Section 10.1). The Closing Date may be postponed to a later time and date by mutual agreement of the parties. If the Closing is postponed, all references to the Closing Date in this Agreement shall refer to the postponed date.

                  3.1 Documents to be Delivered by Seller to Buyer. At the Closing, Seller will deliver or cause to be delivered to Buyer:

                           (i) stock certificates (or other indicia of
                  ownership) for the Stock, free and clear of all liens, claims, charges, restrictions, equities or encumbrances of any kind, other than restrictions on Transfer pursuant to applicable securities laws, which certificates shall be duly endorsed to Buyer or accompanied by duly executed stock powers in form reasonably satisfactory to Buyer;

                           (ii) a certificate of Seller in the form of Exhibit E
                  certifying as to the accuracy, in all material respects, of Seller's representations and warranties at and as of the Closing and that Seller has performed and complied with, in all material respects, all of the terms, provisions and conditions to be performed and complied with by Seller at or before the Closing;

                           (iii) a certificate of Seller in the form of Exhibit
                  F certifying as to certain corporate matters, together with all of the attachments referred to therein;

                           (iv) an opinion of Morgan, Lewis & Bockius LLP,
                  counsel to Seller, in substantially the form attached as Exhibit G; and

                           (v) all such other documents, agreements and other
                  instruments as Buyer may reasonably request or may otherwise be necessary to effect the transactions contemplated hereby.

                  3.2 Documents to be Delivered by Buyer to Seller. At the Closing, Buyer will deliver to Seller:

                           (i) the Purchase Price in accordance with Section 2;

                           (ii) the Seller Notes in accordance with Section 2;

                           (iii) the Security Agreement among Baldwin Americas
                  Corporation, a Delaware corporation ("BAC"), BS Holding AB and Buyer, substantially in the form of Exhibit H, and the Security Agreement, among BAC, BS Holding AB, and Misomex NA, substantially in the form of Exhibit H (collectively, the "Buyer Security Agreements");

                           (iv) a certificate of Buyer in the form of Exhibit I
                  certifying as to the accuracy, in all material respects, of Buyer's representations and warranties at and as of the Closing and that Buyer has performed and complied with, in all material respects, all of the terms, provisions and conditions to be performed and complied with by Buyer at or before the Closing;

                           (v) a certificate of Buyer in the form of Exhibit J
                  certifying as to certain corporate matters, together with all of the attachments referred to therein;

                           (vi) an opinion of Werbel & Carnelutti, special
                  counsel to Buyer, in substantially the form attached as Exhibit K; and

                           (vii) all such other documents, agreements and other
                  instruments as Seller may reasonably requested or as may otherwise be necessary to effect the transactions contemplated hereby.

                  4. Representations and Warranties by Seller. Seller represents and warrants to Buyer as follows:

                  4.1 Corporate Organization. Seller is a corporate entity validly existing and in good standing under the laws of its jurisdiction of organization. Seller has the corporate power and authority to enter into and perform this Agreement. Each Selling Subsidiary is a corporate entity validly existing under the laws of its jurisdiction of organization. Each Company is a corporate entity validly existing under the laws of its jurisdiction of organization and has the corporate power and authority to carry on its business as now being conducted and to own and operate the properties and assets now owned and being operated by it. Seller has delivered or caused to be delivered to Buyer complete and correct copies of each Company's corporate organizational documents and internal regulations or their equivalent as in effect on the date hereof. Each Company is duly qualified or licensed to do business as a foreign corporation in each of the jurisdictions set forth in Schedule 4.1(a). No Company is required to be qualified or licensed to do business as a foreign corporation in any other jurisdiction, except such jurisdictions, if any, in which the failure to be so qualified or licensed would not reasonably be expected to result in a Material Adverse Change. As used in this Agreement, "Material Adverse Change" means a change that is materially adverse to the business, condition (financial or otherwise) or results of operations of the Misomex Group, taken as a whole. Schedule 4.1(b) sets forth a true and complete list of the names and titles of the directors and executive officers of each Company.

                  4.2 Capitalization; Stock Ownership. The authorized and issued capital stock of each Company is set forth in Schedule 4.2(a). All of such issued shares have been duly authorized and validly issued and are fully paid and non-assessable. Except as set forth in Schedule 4.2(b), none of Seller, any Selling Subsidiary, or any Company is a party to or bound by any contract, agreement or arrangement to issue, sell or otherwise dispose of or redeem, purchase or otherwise acquire any capital stock or any other security of any Company or any other security exercisable or exchangeable for or convertible into any capital stock or any other security of any Company, and, except for this Agreement, there is no outstanding option, warrant or other right to subscribe for or purchase, or contract, agreement or arrangement with respect to, any capital stock or any other security of any Company or any other security exercisable or convertible into any capital stock or any other security of any Company.

                  The Selling Subsidiaries own, beneficially and of record, all of the issued and outstanding Stock of each Company in the amounts as set forth in Exhibit A, free and clear of all liens, claims, charges, restrictions, equities or encumbrances of any kind, other than restrictions on Transfer pursuant to applicable securities laws, and have, subject to compliance with such securities laws, full power and legal right to sell, assign, transfer and deliver the same. The delivery to Buyer of the Stock pursuant to the provisions of this Agreement will transfer to Buyer good and valid title thereto, free and clear of all liens, claims, charges, restrictions, equities or encumbrances of any kind, other than restrictions on Transfer pursuant to applicable securities laws.

                  4.3 Subsidiaries and Other Equity Investments. Except as set forth in Schedule 4.3(a), no Company owns, directly or indirectly, any shares of capital stock of any corporation or any equity investment in any partnership, association or other business organization. With respect to each corporation that is an issuer of any shares of capital stock owned beneficially or of record by any Company (each a "Subsidiary" and collectively the "Subsidiaries"),
Schedule 4.3(b) sets forth a true and complete list of (i) its name and jurisdiction of incorporation, (ii) the jurisdictions in which it is duly qualified or licensed to do business as a foreign corporation, (iii) its authorized capital stock, (iv) the number of shares of each class thereof outstanding, (v) the number of shares of each such class and percentage of outstanding voting stock owned by a Company or a Subsidiary and (vi) the names and titles of its directors and executive officers. Except as set forth in
Schedule 4.3(c), no capital stock or any other security (including any debt security) of any Subsidiary is held by any person or entity other than a Company or a Subsidiary. Each Subsidiary is a corporate entity validly existing under the laws of the jurisdiction of its incorporation and has the corporate power and authority to carry on its business as now being conducted and to own and operate the properties and assets now owned and being operated by it. Each Subsidiary is duly qualified or licensed to do business in each of the respective jurisdictions listed in Schedule 4.3(d). No Subsidiary is required to be qualified or licensed to do business as a foreign corporation in any other jurisdiction except such jurisdictions, if any, in which the failure to be so qualified or licensed would not reasonably be expected to result in a Material Adverse Change. All outstanding shares of capital stock of each Subsidiary owned by a Company or a Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable, subject to no lien, claim, charge, restriction, equity or encumbrance of any kind, other than restrictions on Transfer pursuant to applicable securities laws, and, subject to compliance with such securities laws, are freely transferable. Except as set forth in Schedule 4.3(e), none of Seller, any Selling Subsidiary, any Company or any Subsidiary is a party to or bound by any contract, agreement or arrangement to issue, sell or otherwise dispose of or redeem, purchase or otherwise acquire any capital stock or any other security of any Subsidiary or any other security exercisable or exchangeable for or convertible into any capital stock or any other security of any Subsidiary, and there is no outstanding option, warrant or other right to subscribe for or to purchase, or contract, agreement or arrangement with respect to, any capital stock or any other security of any Subsidiary or any other security exercisable or convertible into any capital stock or any other security of any Subsidiary.

                  4.4 Authorization of Agreement; No Violation. The execution and delivery of this Agreement has been duly and validly authorized by all necessary corporate action of Seller and each Selling Subsidiary. This Agreement has been duly and validly executed and delivered by Seller and, assuming the due authorization, execution and delivery by Buyer, constitutes a legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms, except as such enforceability may be limited or affected by (i) bankruptcy, insolvency, reorganization, moratorium, liquidation, arrangement, fraudulent transfer, fraudulent conveyance and other similar laws (including, without limitation, court decisions) now or hereafter in effect and affecting the rights and remedies of creditors generally or providing for the relief of debtors, (ii) the refusal of a particular court to grant equitable remedies, including, without limitation, specific performance and injunctive relief, and
(iii) general principles of equity (regardless of whether such remedies are sought in a proceeding in equity or at law). The sale and delivery of the Stock and the consummation of the other transactions provided for hereby have been duly and validly authorized by all necessary corporate action of Seller and each Selling Subsidiary. Except as set forth in Schedule 4.4, the execution and delivery of this Agreement by Seller does not, and the performance of this Agreement by Seller and each Selling Subsidiary will not, (i) conflict with or violate the corporate organizational documents or internal regulations or their equivalent of Seller, any Selling Subsidiary, any Company or any Subsidiary,
(ii) to the knowledge of Seller after due inquiry, conflict with or violate any federal, foreign, state or provincial law, rule, regulation, order, judgment or decree applicable to Seller, any Selling Subsidiary, any Company or any Subsidiary or by which any of their respective properties are bound or affected, or (iii) to the knowledge of Seller after due inquiry, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair any Company's or any Subsidiary's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien, claim, charge, restriction, equity or encumbrance of any kind (collectively, "Lien") on any of the properties or assets of any Company or any Subsidiary pursuant to, any contract or agreement of any kind to which any Company or any Subsidiary is a party or by which any Company or any Subsidiary or any of their respective properties are bound or affected, except in the case of clauses (ii) and (iii) for any such conflicts, violations, breaches, defaults or other occurrences which would not reasonably be expected to result in a Material Adverse Change or materially impair or delay the ability of Seller to effect the Closing.

                  4.5 Financial Statements. Seller has delivered to Buyer a copy of the unaudited balance sheet and income statement of the Misomex Group as at March 31, 1997 (the "Combining Group Statements"). Except as set forth in
Schedule 4.5, the Combining Group Statements were prepared in accordance with GAAP in the United States ("GAAP") (subject to normal year-end adjustments and the absence of notes), fairly present in all material respects the combined financial condition of the Misomex Group as at March 31, 1997 and have been prepared in accordance with the information contained in the books and records of the Misomex Group.

                  4.6 No Undisclosed Liabilities. Except as disclosed in
Schedule 4.6 or in any other Schedule to this Agreement, no Company or Subsidiary has any liabilities, except liabilities (i) in the aggregate adequately provided for in the Combining Group Statements, (ii) incurred in the ordinary course of business and not required under GAAP to be reflected on the Combining Group Statements, (iii) incurred since March 31, 1997 in the ordinary course of business, (iv) incurred in connection with this Agreement or any of the transactions contemplated hereby or (v) which are not material to the financial condition of the Misomex Group, taken as a whole.

                  4.7 Absence of Certain Changes. Except as disclosed in
Schedule 4.7 or in any other Schedule to this Agreement, since March 31, 1997, the Misomex Group, taken as a whole, has conducted business in the ordinary course and there has not occurred (i) any Material Adverse Change or (ii) any sale, disposition or creation of a Lien upon any assets of any Company or any Subsidiary (other than (A) sales of assets and creations of Liens in the ordinary course of business, (B) dispositions of obsolete or worthless assets and (C) sales of assets and creations of Liens that would not reasonably be expected to result in a Material Adverse Change).

                  4.8 Personal Properties and Assets. Except as set forth in
Schedule 4.8, each Company and each Subsidiary has good and defensible title to all of its personal properties and assets, free and clear of all Liens, except Liens for taxes not yet due and payable and such Liens which would not reasonably be expected to result in a Material Adverse Change. All leases pursuant to which any Company or any Subsidiary leases personal property from others are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default), except where the lack of such validity or effectiveness or the existence of such default or event of default would not reasonably be expected to result in a Material Adverse Change.

                  4.9 Real Property. Schedule 4.9 lists all real property owned by or leased to any Company or any Subsidiary and specifies the location of each such property and the name of the owner or the names of the lessor and the lessee. All leases pursuant to which any Company or any Subsidiary leases real property from others are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default), except where the lack of such validity or effectiveness or the existence of such default or event of default would not reasonably be expected to result in a Material Adverse Change.

                  4.10 Tax Matters. Except as set forth in Schedule 4.10(a), all federal, state, local and foreign tax returns, reports, statements and other similar filings ("Tax Returns") required to be filed by any Company or any Subsidiary have been properly and timely filed with the appropriate governmental agencies in all jurisdictions in which such Tax Returns are required to be filed. Except as set forth in Schedule 4.10(b), all material taxes currently owed by any Company or any Subsidiary have been paid. Except as disclosed in
Schedule 4.10(c), the provision for current taxes of the Misomex Group in the Combining Group Statements are sufficient for all currently unpaid taxes of the Misomex Group. Except as disclosed in Schedule 4.10(d), there are no tax liens (other than liens for taxes not yet due and payable) on any of the assets or properties of any Company or any Subsidiary. Except as disclosed in Schedule 4.10(e), each Company and each Subsidiary has made all deposits required by law to be made with respect to employees' withholding and other employment taxes, including without limitation, the portion of such deposits relating to taxes imposed upon such Company or Subsidiary. Except as disclosed in Schedule 4.10(f), no Company and no Subsidiary has granted any extension or waiver of the statute of limitations period with respect to any Tax Return, which period, after giving effect to such extension or waiver, has not yet expired. Except as disclosed in Schedule 4.10(g), no Company and no Subsidiary has received any written notice of any claim, audit, action, suit, proceeding or investigation with respect to any material tax for any tax period of such Company or such Subsidiary, which claim, audit, action, suit, proceeding or investigation is pending as of the date hereof. Except as disclosed in Schedule 4.10(h), there are no pending written requests for rulings or determinations in respect to any tax by any Company or any Subsidiary with any taxing authority. Except as disclosed in Schedule 4.10(i), no Company and no Subsidiary has entered into or will it enter into any agreement or consent pursuant to Section 341(f) of the Internal Revenue Code. Except as disclosed in Schedule 4.10(j), no Company and no Subsidiary has entered into any tax sharing or allocation agreement.

                  4.11 Contracts. Schedule 4.11(a) sets forth a list of each and every contract, agreement, document and/or instrument material to the business or financial condition of the Misomex Group, taken as a whole (a "Material Contract"). Except as set forth in Schedule 4.11(b), each Material Contract is a valid and binding agreement of a Company or a Subsidiary and is in full force and effect. Except as set forth in Schedule 4.11(c), Seller has no knowledge, after due inquiry, of any material default under any Material Contract, other than defaults which have been cured or waived and defaults which would not reasonably be expected to result in a Material Adverse Change.

                  4.12 Litigation. Except as set forth in Schedule 4.12, there are no actions, suits, proceedings or investigations, either at law or in equity, before any court or before any commission or other administrative authority in any federal, state, local or foreign jurisdiction, of any kind now pending or, to the knowledge of Seller, threatened against Seller, any Selling Subsidiary, any Company or any Subsidiary which would reasonably be expected to
(i) result in a Material Adverse Change or (ii) materially impair or delay the ability of Seller to effect the Closing.

                  4.13 Intellectual Property. Schedule 4.13(a) sets forth a list of all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, that are material to the business of the Misomex Group, taken as a whole, as such business is now being conducted (the "Intellectual Property"). Except as set forth in Schedule 4.13(b), a Company or a Subsidiary, as the case may be, either has all right, title and interest in, or a valid and binding license to use, all Intellectual Property. Except as set forth in
Schedule 4.13(c), there are no actions or proceedings pending or, to the knowledge of Seller, threatened, challenging the rights of any Company or any Subsidiary to use the Intellectual Property and, to the knowledge of Seller, no person or entity is infringing the Intellectual Property, except for challenges or infringements which would not reasonably be expected to result in a Material Adverse Change. Except as set forth in Schedule 4.13(d) no Company and no Subsidiary has received any notice of any claim that it is infringing, nor is any Company or any Subsidiary infringing, any rights of any third party under any patent, trademark, trade name, service mark or copyright, except for infringements which would not reasonably be expected to result in a Material Adverse Change.

                  4.14 Compliance with Laws; Permits. The Companies and the Subsidiaries are in compliance with all federal, state, local and foreign statutes, laws, ordinances, regulations, rules, permits, judgments, orders and decrees applicable to any of them or any of their respective properties, assets, operations and businesses, except where the failure to so comply would not reasonably be expected to result in a Material Adverse Change. Except as set forth in Schedule 4.14(a), the Companies and the Subsidiaries hold all permits, licenses, easements, variances, exemptions, consents, certificates, orders and approvals from governmental authorities which are material to the business of the Misomex Group, taken as a whole, as such business is now being conducted (collectively, the "Permits"). The Companies and the Subsidiaries are in compliance with the terms of the Permits applicable to them, except where the failure to so comply would not reasonably be expected to result in a Material Adverse Change.

                  4.15 Employee Matters. Schedule 4.15(a) sets forth all pension and employee benefit plans and written agreements maintained by any Company or any Subsidiary relating to the employees of any Company or any Subsidiary and Seller has delivered or caused to be delivered copies of summaries of each of the foregoing as in effect on the date hereof. To the knowledge of Seller after due inquiry, the pension and employee benefit plans of the Companies and the Subsidiaries have been maintained in accordance with their respective terms and conditions and in accordance with all provisions of applicable law, except where the failure to so maintain such plans would not reasonably be expected to result in a Material Adverse Change. Except as set forth in Schedule 4.15(b), no Company or Subsidiary is a party to any collective bargaining agreement, employment agreement, retirement plan, deferred compensation or severance agreement, consulting or advisory agreement, confidentiality agreement or covenant not to compete. Except as disclosed in
Schedule 4.15(c), there are no actions, suits, proceedings or investigations, either at law or in equity, before any court or before any commission or other administrative authority in any federal, state, local or foreign jurisdiction, of any kind, pending, or, to the knowledge of Seller after due inquiry, threatened, between any Company or any Subsidiary, on the one hand, and any unit of its employees, or labor union or collective bargaining unit representing or purporting to represent its employees, on the other hand. Misomex AB has provided or caused to be provided to any and all of its employees (and any and all unions to which such employees belong) any and all notices received by any applicable law, rule or regulation to be given in connection with any termination of any of its employees.

                  4.16 Insurance. Schedule 4.16(a) sets forth a list of all policies of insurance in force with respect to any Company or any Subsidiary. The Companies and the Subsidiaries maintain insurance policies which are in amount and character, including with respect to the perils or hazards covered thereby, substantially similar to that carried by entities engaged in similar businesses, except where the failure to maintain such insurance would not reasonably be expected to result in a Material Adverse Change. Except as disclosed in Schedule 4.16(b), no Company and no Subsidiary has received any notice of pending or threatened terminations with respect to such policies and each Company and each Subsidiary is in compliance with all conditions contained therein, except for failures to so comply which would not reasonably be expected to result in a Material Adverse Change. All such policies are in full force and effect and will remain in full force and effect up to and including the Closing Date.

                  4.17 Environmental Matters. Each Company and each Subsidiary has materially complied with and is in compliance with all federal, state, local and foreign statutes, laws, ordinances, regulations, rules, permits, judgments, orders and decrees applicable to it or any of its properties, assets, operations or business relating to environmental protection (together, "Environmental Laws"), except where the failure to so comply would not reasonably be expected to result in a Material Adverse Change. To the knowledge of Seller, after due inquiry, no Company and no Subsidiary has received any written notice of any violation by any Company or any Subsidiary of, or any liability of any Company or any Subsidiary under, any Environmental Law during the past five years.

                  4.18 Brokers. Except as set forth in Schedule 4.18, all negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by Seller and the Selling Subsidiaries directly with Buyer and without the intervention of any other person or entity and in such manner as not to give rise to any valid claim against any of the parties for any finder's fee, brokerage commission or like payment.

                  4.19 Assumed Long Term Liabilities. As of the Closing Date (A) the amount outstanding under the Barnfroken Forvaltning Kommanditbolag mortgage with SE Banken on the property located in Hagersten, Sweden and (B) the amount of unfunded pension benefit obligations of Misomex AB, will not exceed Swedish Krona 29,865,000.

                  4.20 Tangible Net Book Value. On the Closing Date, the Misomex Group will have a tangible net book value, calculated in accordance with GAAP, of not less than $10,500,000.

                  4.21 Swedish Pension Liabilities. As of the Closing Date, the aggregate amount of unfunded pension benefit obligations of Misomex AB will not exceed Swedish Krona 14,965,000 calculated in accordance with GAAP on a basis consistent with that used in preparing the Combining Group Statements as disclosed on Schedule 4.5 and no portion of such liability shall become due and payable within 12 months of the Closing Date other than such amounts as become due and payable in connection with ordinary and customary employee retirements during such period and excluding the impact of any actions taken by Misomex AB with respect to such plans after the Closing Date. In the event that any portion of such liability shall become due and payable by Seller in connection with the herein contemplated assumption by Buyer of the Seller's guaranty obligations with respect thereto (as required by Section 7.5), Seller shall pay such liability and Buyer will issue a promissory note to Seller in the amount of such liability actually paid by Seller, such promissory note to have such terms as are mutually agreed upon by Buyer and Seller.

                  4.22 No Other Representations or Warranties. Except for the representations and warranties contained in this Article 4, neither Seller nor any other person or entity makes any other express or implied representation or warranty on behalf of Seller.

                  5. Representations and Warranties by Buyer. Buyer represents and warrants to Seller as follows:

                  5.1 Corporate Organization. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of New Hampshire and has the corporate power and authority to carry on its business as now being conducted by it and to acquire and own the Stock.

                  5.2 Authorization of Agreement; No Violation. The execution and delivery of this Agreement, the Seller Notes, the Security Agreement, the purchase of the Stock and the consummation of the other transactions provided for hereby and thereby have been duly and validly authorized by all necessary corporate action of Buyer, including without limitation by resolution of the board of directors of Buyer. This Agreement, the Security Agreement and the

Seller Notes have been duly and validly executed and delivered by Buyer and, assuming the due authorization, execution and delivery by Seller (in the case of this Agreement), constitutes a legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with their respective terms, except as such enforceability may be limited or affected by (i) bankruptcy, insolvency, reorganization, moratorium, liquidation, arrangement, fraudulent transfer, fraudulent conveyance and other similar laws (including, without limitation, court decisions) now or hereafter in effect and affecting the rights and remedies of creditors generally or providing for the relief of debtors, (ii) the refusal of a particular court to grant equitable remedies, including, without limitation, specific performance and injunctive relief, and (iii) general principles of equity (regardless of whether such remedies are sought in a proceeding in equity or at law). The execution and delivery of this Agreement by Buyer does not, and the performance of this Agreement, the Security Agreement and the Seller Notes by Buyer will not, (i) violate or conflict with any provision of the Certificate of Incorporation or By-Laws of Buyer, (ii) to the knowledge of Buyer, conflict with or violate any federal, foreign, state or provincial law, rule, regulation, order, judgment or decree applicable to Buyer or by which any of its properties are bound or affected or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under any provision of any contract or agreement of any kind to which Buyer is a party or by which Buyer or any of its properties is bound or affected, except in the case of clauses (ii) and (iii) for any such conflicts, violations, breaches, defaults or other occurrences which would not reasonably be expected to materially impair or delay the ability of Buyer to effect the Closing.

                  5.3 Litigation. There are no action, suits, proceedings or investigations, either at law or in equity, or before any commission or other administrative authority in any federal, state, local or foreign jurisdiction, of any kind now pending or, to the knowledge of Buyer, threatened against Buyer which would reasonably be expected to materially impair or delay the ability of Buyer to effect the Closing.

                  5.4 Brokers. Except as set forth in Schedule 5.4, all negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by Buyer directly with Seller and the Selling Subsidiaries and without the intervention of any other person or entity and in such manner as not to give rise to any valid claim against any of the parties for a finder's fee, brokerage commission or like payment.

                  5.5 Investment Representation. Buyer is acquiring the Stock for its own account for the purpose of investment and not with a view to the distribution thereof or dividing all or any part of its interest therein with any other person or entity. Buyer acknowledges that the sale of the Stock has not been registered under the Securities Act of 1933, as amended, or under any state or foreign securities laws (together, "Securities Laws") and that the Stock may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under applicable Securities Laws, pursuant to an exemption therefrom or in a transaction not subject thereto.

                  5.6 Financial Capability. On the Closing Date, Buyer will have sufficient funds to effect the Closing and all other transactions provided for in this Agreement.

                  5.7 Financial Statements. Prior to the Closing Date, Buyer has provided access to Seller to review true and complete copies of the unaudited consolidated balance sheet of Buyer and its consolidated subsidiaries as at April 30, 1997 and the related statements of operations for such period then ended (collectively, the "Buyer Financial Statements").

                  All such financial statements were prepared in accordance with GAAP (except for the omission of normal year end adjustments and the absence of notes), fairly present in all material respects the consolidated financial condition of Buyer and its consolidated subsidiaries as of March 31, 1997 and have been prepared in accordance with the information contained in the books and records of Buyer.

                  5.8 No Other Representations or Warranties. Except for the representations and warranties contained in this Article 5, neither Buyer nor any other person or entity makes any other express or implied representation or warranty on behalf of Buyer.

                  6. Covenants of Seller. Seller covenants and agrees with Buyer as follows:

                  6.1 Access to Information and Documents. Prior to the Closing, Seller will and will cause each Selling Subsidiary, each Company and each Subsidiary to give to Buyer and to its agents and representatives (including, but not limited to, accountants, lawyers and appraisers) access during normal working hours to any and all of the properties, assets, books, records and other documents of each of the Companies and the Subsidiaries as Buyer may reasonably request, and Seller will furnish, and will cause each Selling Subsidiary, each Company and each Subsidiary to furnish, to Buyer such information and copies of such documents and records pertaining to each of the Companies and the Subsidiaries as Buyer shall reasonably request. In connection with such access, Buyer shall, and shall cause its agents and representatives to, use best efforts to minimize any disruption of any Selling Subsidiary, any Company and any Subsidiary.

                  6.2 Conduct of Business Pending Closing. From the date hereof until the Closing, except as consented to by Buyer or as otherwise contemplated by this Agreement:

                           (i) Seller will cause each Company and each
                  Subsidiary to use its best efforts to maintain itself at all times as a corporate entity validly existing under the laws of the jurisdiction under which it is organized;

                           (ii) Seller will cause each Company and each
                  Subsidiary to use its best efforts to carry on its business and operations substantially in the manner carried on as of the date hereof and will not permit any Company or any Subsidiary to engage in any activity or transaction or make any commitment to purchase or spend other than in the ordinary course of its business;

                           (iii) Seller will not permit any Company or any
                  Subsidiary to declare, authorize or pay any distribution or dividend to its stockholders and will not permit any Company or any Subsidiary to redeem, purchase or otherwise acquire, or agree to redeem, purchase or otherwise acquire, any shares of its stock;

                           (iv) Seller will not permit any Company or any
                  Subsidiary to materially increase any compensation, commission or bonus to any director, officer, employee or independent contractor as such;

                           (v) Seller will cause each Company and each
                  Subsidiary to use its best efforts to continue to carry all of its existing insurance;

                           (vi) Seller will not permit any Company or any
                  Subsidiary to, or to obligate itself to, sell or otherwise dispose of or pledge or otherwise encumber, any material portion of its properties;

                           (vii) Seller will not permit any Company or any
                  Subsidiary to amend its corporate organizational documents or internal regulations or their equivalent; and

                           (viii) Seller will use its best effort to cause each
                  Company and each Subsidiary to keep available the services of its key management personnel.

                  6.3 Exclusive Dealing. From the date hereof until the Closing, Seller shall not, and shall cause each of the Selling Subsidiaries, the Companies and the Subsidiaries to refrain from taking any action to, directly or indirectly, encourage, initiate or engage in discussions or negotiations with, or provide any information to, any person or entity, other than Buyer or any affiliate, associate, employee, agent or representative of Buyer, concerning any purchase of the Stock or any stock of any Subsidiary or any merger, sale of substantially all assets or similar transaction involving any Company or any Subsidiary.

                  6.4 Consents and Approvals. Seller shall use, and shall cause each Selling Subsidiary to use, its best efforts to obtain prior to the Closing all consents, authorizations and approvals under all statutes, laws, ordinances, regulations, rules, judgments, decrees and orders of any court or governmental agency, board, bureau, body, department or authority or of any other person or entity required to be obtained by Seller or such Selling Subsidiary in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions provided for hereby.

                  6.5 Resignation of Directors. Prior to or at the Closing, Seller will cause and will cause each Selling Subsidiary to cause, each of the directors of each Company and each Subsidiary to resign as a director of such Company and such Subsidiary effective at the Closing.

                  6.6 Amendments to Seller's Schedules. Not less than three business days prior to the Closing Date, Seller shall provide Buyer with a copy of all amendments that Seller proposes to make to the Schedules to be delivered by Seller hereunder (the "Updated Schedules"). If and to the extent that the Closing occurs following delivery of the Updated Schedules, Buyer shall be deemed to have consented to the Updated Schedules and the corresponding representations, warranties, covenants and agreements of Seller shall be deemed to be qualified, supplemented or amended in accordance with the Updated Schedules. If the Updated Schedules disclose an event or condition which, by itself, or together with any other events or conditions so disclosed, would reasonably be expected to result in a Material Adverse Change and, as a result, Buyer shall not consent to the Updated Schedules, then Buyer's sole remedy shall be the termination of this Agreement pursuant to clause (v) of Section 10.1, without any further liability or obligation of Buyer or Seller hereunder.

                  6.7 Intercompany Debt. Prior to or at the Closing, Seller will repay in full, or cause to be repaid in full, all indebtedness (except trade payables, purchase orders and similar arrangements entered into in the ordinary course of business) of Seller, any Selling Subsidiary or any of their respective affiliates (other than any Company and any Subsidiary) to any Company or any Subsidiary.

                  6.8 Use of Name. Except in connection with (i) any filing with any governmental authority, (ii) any press release permitted hereunder or (iii) any brochure, catalogue or other promotional material of Seller or any of its Affiliates (other than any such brochure, catalogue or other promotional material which relates solely to the Misomex Group) currently in existence, Seller shall not, and shall cause each Selling Subsidiary not to, use the name "Misomex" or any derivative thereof in any way whatsoever at any time after the Closing.

                  6.9 Conversion of Indebtedness. Prior to or at the Closing, all liabilities and obligations of the Companies and the Subsidiaries to Seller, any Selling Subsidiary or any of their respective affiliates (other than the Companies and the Subsidiaries), including all loans, advances and other indebtedness of the Companies and the Subsidiaries to Seller, any Selling Subsidiary or any such affiliate, shall be converted to capital of a Company or a Subsidiary.

                  7. Covenants of Buyer. Buyer covenants and agrees with Seller as follows:

                  7.1 No Disclosure of Consideration. Unless otherwise required by any statute, law, ordinance, regulation, rule, judgment, order or decree, Buyer will not, and will use its best efforts to cause its affiliates, associates, employees, agents and representatives not to, disclose to any person or entity (other than such affiliates, associates, employees, agents and representatives) the amount of the consideration for the Stock referred to in
Section 2.

                  7.2 Consents and Approvals. Buyer shall use its best efforts to obtain prior to the Closing all consents, authorizations and approvals under all statutes, laws, ordinances, regulations, rules, judgments, decrees and orders of any court or governmental agency, board, bureau, body, department or authority or of any other person required to be obtained by Buyer in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions provided for hereby.

                  7.3 No Unreasonable Interference. Prior to the Closing, Buyer will not take any action which could reasonably be expected to interfere unreasonably with the business or operations of the Seller, any Selling Subsidiary, any Company or any Subsidiary.

                  7.4 Conveyance Taxes. Buyer agrees to assume liability for and hold Seller and each Selling Subsidiary harmless against any sales, use, transfer, stamp, stock transfer, real property transfer or gain, and value added taxes, any transfer, registration, recording or other fees, and any similar taxes incurred as a result of the transactions contemplated hereby and designated in writing to Buyer by Seller, and shall timely file such applications and documents as shall permit any such tax to be assessed and paid on or before the Closing Date in accordance with any available pre-sale filing procedure.

                  7.5 Discharge of Guaranties. Prior to or at the Closing, Buyer shall assume all liabilities and obligations of Seller and its affiliates (other than the Companies and the Subsidiaries) under each guaranty set forth in
Schedule 7.5 and, in connection therewith, Buyer shall deliver to Seller prior to or at the Closing evidence reasonably satisfactory to Seller that Seller and its affiliates (other than the Companies and the Subsidiaries), have been relieved of all their liabilities and obligations thereunder. Schedule 7.5 sets forth the current amount guaranteed under each such guaranty.

                  7.6 [Intentionally Omitted]

                  7.7 Release of Directors. Prior to or at the Closing, Buyer will cause each Company and each Subsidiary to release, effective as of the Closing, each director who resigned as a director of such Company or such Subsidiary pursuant to Section 6.5 from all personal liabilities and obligations as a director, pursuant to a release or releases in form and substance satisfactory to Seller in its sole discretion. It is understood that such release shall not affect the indemnification obligations of Seller under Section 11.2.

                  7.8 Use of Name. Except in connection with (i) any filing with any governmental authority, (ii) any press release permitted hereunder or (iii) any brochure, catalogue or other promotional material currently in existence, Buyer shall not, and shall cause each Company and each Subsidiary not to, use the name "Baldwin" or any derivative thereof in any way whatsoever at any time after the Closing.

                  8. Conditions Precedent to Seller's Obligation to Sell the Stock. The obligation of Seller to sell the Stock is subject to the fulfillment prior to or at the Closing of the following conditions:

                  8.1 Buyer's Performance. All representations and warranties by Buyer contained in this Agreement shall be true in all material respects at and as of the Closing as though such representations and warranties were made at and as of said time (except (i) as contemplated by this Agreement and (ii) to the extent, if any, Seller shall waive the same). Buyer shall have performed and complied with, in all material respects, all the terms, provisions and conditions of this Agreement to be performed and complied with by Buyer at or before the Closing and Buyer shall have delivered all agreements, documents or instruments required to be delivered to Seller hereunder.

                  8.2 Consents and Approvals. Seller and Buyer shall have obtained all consents, authorizations and approvals under all statutes, laws, ordinances, regulations, rules, judgments, decrees and orders of any court or governmental agency, board, bureau, body, department or authority or of any other person required to be obtained by Seller or Buyer, as the case may be, in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

                  9. Conditions Precedent to Buyer's Obligation to Purchase the Stock. The obligation of Buyer to purchase the Stock is subject to the fulfillment prior to or at the Closing of the following conditions:

                  9.1 Seller's Performance. All representations and warranties by Seller contained in this Agreement shall be true in all material respects at and as of the Closing as though such representations and warranties were made at and as of said time (except (i) as contemplated by this Agreement and (ii) to the extent, if any, Buyer shall waive the same). Seller shall have performed and complied with, in all material respects, all the terms, provisions and conditions of this Agreement to be performed and complied with by Seller at or before the Closing and Seller shall have delivered or caused to be delivered all agreements, documents or instruments required to be delivered to Buyer hereunder.

                  9.2 Consents and Approvals. Seller and Buyer shall have obtained all consents, authorizations and approvals under all statutes, laws, ordinances, regulations, rules, judgments, decrees and orders of any court or governmental agency, board, bureau, body, department or authority or of any other person required to be obtained by Seller or Buyer, as the case may be, in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

                  10. Termination. This Agreement may be terminated as follows:

                  10.1 Termination by Buyer. Buyer may, without liability to Seller, terminate this Agreement by notice to Seller (i) if the Closing shall not have occurred on or before June 30, 1997 (subject to extension as set forth below, the "Termination Date"), (ii) at any time prior to the Closing if a material default shall be made by Seller in the observance or in the due and timely performance of any of the terms hereof to be performed by Seller that cannot be cured at or prior to the Closing, (iii) if, on or before June 20, 1997 (the "Due Diligence Date"), Buyer determines that the Misomex Group's aggregate cash, accounts receivable and inventory as at March 31, 1997 (the "Tangible Assets"), determined in accordance with GAAP, shall be less than 70% of the aggregate amount of cash, accounts receivable and inventory reflected on the Combining Group Statements (the "Designated Amount"), provided that Buyer shall be entitled to reasonably extend the Due Diligence Date if Seller does not provide reasonable access to its facilities and books and records, or does not provide on a timely basis information reasonably requested by Buyer in writing reasonably related thereto, after the date hereof and prior to June 20, 1997, provided further that Buyer shall be entitled to extend the Due Diligence Date by 3 days in the event that it is unable to complete its due diligence review prior to June 20, 1997 due to certain information requested in writing prior to the date hereof not having been provided as of the date hereof, (iv) at the Closing if any of the conditions precedent to the performance of Buyer's obligations at the Closing shall not have been fulfilled or (v) after receipt of the Updated Schedules and at or prior to the Closing, if the Updated Schedules disclose an event or condition which, by itself or together with any other events or conditions so disclosed, would reasonably be expected to result in a Material Adverse Change. In the event that Buyer has extended the Due Diligence Date as permitted by clause (iii) above, the Termination Date set forth in clause (i) above shall be extended by one day for each day the Termination Date is extended.

                  In the event that Buyer has determined that the amount of the Tangible Assets is less than the Designated Amount, and has elected to terminate this Agreement pursuant to clause (iii) above, then Seller may, within five (5) days of receiving Buyer's written notice of intent to terminate, elect to challenge Buyer's determination. Such disagreement shall be resolved by a "Big Six" accounting firm selected by the accountants for Seller, Price Waterhouse, and the accountants for Buyer, Sullivan & Sullivan. Such accounting firm shall be selected by June 30, 1997, and shall make its determination by July 9, 1997. The determination made by such firm shall be conclusive and binding on the parties and the fees and expenses of such firm shall be borne equally by Seller and Buyer. In the event that the amount of the Tangible Assets is so determined by such "Big Six" accounting firm to be less than the Designated Amount, then Buyer may terminate this Agreement pursuant to clause (iii) above; in the event that the amount of the Tangible Assets is so determined to be equal or greater than the Designated Amount, then Buyer may not terminate this Agreement. In the event that Seller has elected to challenge Buyer's determination of the amount of the Tangible Assets, the Termination Date set forth in clause (i) above shall be extended by an additional 16 calendar day period from the then current Termination Date.

                  10.2 Termination by Seller. Seller may, without liability to Buyer, terminate this Agreement by notice to Buyer (i) if the Closing shall not have occurred on or before June 30,

1997, (ii) at any time prior to the Closing if a material default shall be made by Buyer in the observance or in the due and timely performance of any of the terms hereof to be performed by Buyer that cannot be cured at or prior to the Closing, or (iii) at the Closing if any of the conditions precedent to the performance of Seller's obligations at the Closing shall not have been fulfilled.

                  10.3 Effect of Termination. If this Agreement is terminated, this Agreement (except for Section 15.1), shall no longer be of any force or effect and there shall be no liability on the part of any party or its respective directors, managers, officers, shareholders or members except, in the case of termination because of a material default or material breach resulting from the willful fault of another party, the aggrieved party or parties may recover from the defaulting party the amount of expenses incurred by such aggrieved party or parties in connection with this Agreement and the transactions contemplated hereby which the aggrieved party or parties would otherwise have to bear pursuant to Section 15.3 of this Agreement. If this Agreement shall be terminated, each party will (i) redeliver all documents, work papers and other materials of any other party relating to the transactions contemplated hereby, whether so obtained before or after the execution of this Agreement, to the party furnishing the same, and (ii) destroy all documents, work papers and other materials developed by its accountants, agents and employees in connection with the transactions contemplated hereby which embody proprietary information or trade secrets furnished by any party hereto or deliver such documents, work papers and other materials to the party furnishing the same or excise such information or secrets therefrom and all information received by any party hereto with respect to the business of any other party or any of its subsidiaries (other than information which is a matter of public knowledge or which has heretofore been or is hereafter published in any publication for public distribution or filed as public information with any governmental authority) shall not at any time be used for personal advantage or disclosed by such party to any third person to the detriment of the party furnishing such information or any of its subsidiaries.

                  11. Survival of Representations and Warranties;
Indemnification.

                  11.1 Survival of Representations and Warranties. All representations and warranties contained in Section 4 (with respect to Seller) and in Section 5 (with respect to Buyer) shall survive the Closing for a period of one year; provided, however, that the representations and warranties contained in Section 4.10 shall survive in accordance with any applicable statute of limitations.

                  11.2 Seller's Indemnification Obligations. Subject to the terms and conditions of this Section 11, Seller agrees to indemnify and hold Buyer harmless against any and all losses, costs and expenses (including, without limitation, legal and other expenses), except as expressly limited by the terms of Section 11.3, resulting from or relating to:

                  (i) any breach of any representation or warranty of Seller contained in this Agreement; provided that any claim by Buyer for indemnification under this paragraph (i) shall be made no later than a date one year from and after the Closing Date, excepting only that any claim for misrepresentation or breach of warranty under Section 4.10 may be made no later than a date thirty days from and after the expiration of the applicable statute of limitations;

                  (ii) any breach of any covenant of Seller contained in this Agreement; provided that any claim for indemnification by Buyer under this paragraph (ii) for the breach of any covenant of Seller contained in this Agreement may be made no later than a date one year from and after the expiration, if any, of the period during which such covenant was to be performed; and

                  (iii) any taxes directly resulting from the conversion of Indebtedness contemplated by Section 6.9;

and any and all actions, suits, demands, assessments or judgments with respect to any claim arising out of or relating to the subject matter of the indemnification.

                  11.3 Limitation on Seller's Indemnification Obligations. Seller shall have no obligation to provide indemnification pursuant to Section
11.2 except to the extent that the aggregate amount of indemnification to which Buyer, but for this Section 11.3, otherwise shall have become entitled hereunder shall exceed $500,000 (the "Seller Basket"), in which event Seller shall be obligated, subject to the next succeeding sentence, to provide indemnification with respect to all amounts in excess of the Seller Basket, provided that any breach of the representation or warranty contained in Section 4.19 shall not be subject to the Seller Basket. Notwithstanding anything contained in this Agreement to the contrary, Seller (i) shall not be liable for payment of any amount of indemnification hereunder with respect to any breach by Seller of
Section 4.5, 4.6, 4.20, 6.7 or 6.9 in the event that the Closing Date Net Worth (as defined in Section 15.10) is equal to or greater than $10,500,000 and (ii) shall only be liable for payments of indemnification hereunder with respect to any breach by Seller of any or all of the above enumerated Sections in the amount, if any, by which the Closing Date Net Worth is less than $10,500,000 (taking into account the Seller Basket). Notwithstanding anything contained in this Agreement to the contrary, in no event shall Seller have any liability for indemnification pursuant to Section 11.2 in an aggregate amount in excess of $6,000,000. In addition, Seller shall have no obligation to provide indemnification pursuant to Section 11.2 with respect to any misrepresentation or breach of warranty, or any breach of covenant, if the conditions, facts or circumstances giving rise to such misrepresentation or breach were known to Buyer prior to or at the Closing (regardless of whether Buyer waives such breach in writing or otherwise). Any indemnification to which Buyer, but for the immediately preceding sentence, otherwise shall have become entitled hereunder, shall not be taken into account in calculating the Seller Basket.

                  11.4 Buyer's Indemnification Obligations. Subject to the terms and conditions of this Section 11, Buyer agrees to indemnify and hold Seller harmless against any and all losses, costs and expenses (including, without limitation, legal and other expenses), except as expressly limited by the terms of Section 11.5, resulting from or relating to:

                  (i) any breach of any representation or warranty of Buyer contained in this Agreement; provided that any claim by Seller for indemnification under this paragraph (i) shall be made no later than a date one year from and after the Closing Date; and

                  (ii) any breach of any covenant of Buyer contained in this Agreement; provided that any claim for indemnification by Seller under this paragraph (ii) for breach of any covenant of Buyer contained in this Agreement may be made no later than a date one year from and after the expiration, if any, of the period during which such covenant was to be performed;

and any and all actions, suits, demands, assessments or judgments with respect to any claim arising out of or relating to the subject matter of the indemnification.

                  11.5 Limitation on Buyer's Indemnification Obligations. Buyer shall have no obligation to provide indemnification pursuant to Section 11.4 except to the extent that the aggregate amount of indemnification to which Seller, but for this Section 11.5, otherwise shall have become entitled hereunder shall exceed $500,000 (the "Buyer Basket") in which event Buyer shall be obligated, subject to the next succeeding sentence, to provide indemnification with respect to all amounts in excess of the Buyer Basket. Notwithstanding anything contained in this Agreement to the contrary, in no event shall Buyer have any liability for indemnification pursuant to Section
11.4 in an aggregate amount in excess of $6,000,000. In addition, Buyer shall have no obligation to provide indemnification pursuant to Section 11.4 with respect to any misrepresentation or breach of warranty, or any breach of covenant, if the conditions, facts or circumstances giving rise to such misrepresentation or breach were known to Seller prior to or at the Closing (regardless of whether Seller waives such breach in writing or otherwise). Any indemnification to which Seller, but for the immediately preceding sentence, otherwise shall have become entitled hereunder, shall not be taken into account in calculating the Buyer Basket.

                  11.6 Procedure for Indemnification Claims. The respective indemnification obligations of Seller and Buyer pursuant to Sections 11.2 and
11.4 shall be conditioned upon compliance by Seller and Buyer with the following procedures for indemnification claims based upon or arising out of any claim, action or proceeding by any person not a party to this Agreement:

                  (i) If at any time a claim shall be made or threatened, or an action or proceeding shall be commenced or threatened, against a party hereto (the "Aggrieved Party") which could result in liability of the other party (the "Indemnifying Party") under its indemnification obligations hereunder, the Aggrieved Party shall give to the Indemnifying Party prompt notice of such claim, action or proceeding. Such notice shall state the basis for the claim, action or proceeding and the amount thereof (to the extent such amount is determinable at the time when such notice is given) and shall permit the Indemnifying Party to assume the defense of any such claim, action or proceeding (including any action or proceeding resulting from any such claim).

                  (ii) If the Indemnifying Party assumes the defense of any such claim, action or proceeding, the obligation of the Indemnifying Party as to such claim, action or proceeding shall be limited to taking all steps necessary in the defense or settlement thereof and, provided the Indemnifying Party is held to be liable for indemnification hereunder and subject to the limitation on the amount of indemnification set forth in this Section 11, to holding the Aggrieved Party harmless from and against any and all losses, damages and liabilities caused by or arising out of any settlement approved by the Indemnifying Party or any judgment or award rendered in connection with such claim, action or proceeding. The Aggrieved Party may participate, at its expense, in the defense of such claim, action or proceeding provided that the Indemnifying Party shall direct and control the defense of such claim, action or proceeding. The Aggrieved Party agrees to cooperate and make available to the Indemnified Party all books and records and such officers, employees and agents of the Aggrieved Party as are reasonably necessary and useful in connection with the defense. The Indemnifying Party shall not, in the defense of such claim, action or proceeding, consent to the entry of any judgment or award, or enter into any settlement, except in either event with the prior consent of the Aggrieved Party, which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Aggrieved Party of a release from all liability in respect of such claim, action or proceeding.

                  (iii) If the Indemnifying Party does not assume the defense of any such claim, action or proceeding, the Aggrieved Party may defend against such claim, action or proceeding in such manner as it may deem appropriate. The Indemnifying Party agrees to cooperate and make available to the Aggrieved Party all books and records and such officers, employees and agents of the Indemnifying Party as are reasonably necessary and useful in connection with the defense.

                  (iv) In the event an Aggrieved Party or Indemnifying Party shall cooperate in the defense or make available books, records, officers, employees or agents, as required by the terms of paragraphs
         (ii) and (iii), respectively, of this Section 11.6 the party to which such cooperation is provided shall pay the out-of-pocket costs and expenses (including legal fees and disbursements) of the party providing such cooperation and of its officers, employees and agents reasonably incurred in connection with providing such cooperation, but shall not be responsible to reimburse the party providing such cooperation for such party's time or the salaries or costs of fringe benefits or other similar expenses paid by the party providing such cooperation to its officers and employees in connection therewith.

                  11.7 Sole and Exclusive Remedy. The indemnification obligations of Seller and Buyer under this Section 11 shall constitute the sole and exclusive remedies of Buyer and Seller, respectively, with respect to the matters described in Sections 11.2 and 11.4, respectively.

                  11.8 Characterization of Indemnification Payments. All amounts paid by Seller or Buyer, as the case may be, under this Section 11 shall be treated as adjustments to the Purchase Price for all tax purposes.

                  11.9 Computation of Indemnification. The amount of any indemnification to be paid under this Section 11 shall be computed after giving effect to any insurance proceeds received by the party entitled to such indemnification in connection with the loss, cost or expense giving rise to the indemnification obligation.

                  11.10 No Right of Set-Off. No Aggrieved Party shall be entitled to set-off any amounts to be paid pursuant to this Section 11 against any amounts owed to the Indemnifying Party; provided that any amounts that are claimed by Buyer against Seller pursuant to Section 11.2 may only be offset against the Seller Notes at such time as they are finally determined to be owed to Buyer pursuant to this Section 11 and, if so determined to be owing to Buyer, shall be offset against the Seller Notes.

                  12. Non-Competition. For a period of four years commencing on the Closing Date:

                           (i) Seller will not, and will not permit any affiliate of Seller (including without limitation any Selling Subsidiary) to, directly or indirectly, manufacture, furnish, assemble, sell or distribute, within or without the United States, any product manufactured, furnished, assembled, sold or distributed by the Misomex Group on the Closing Date or otherwise attempt to compete with Buyer with respect to the business of the Misomex Group as conducted on the Closing Date, except with the written approval of Buyer.

                           (ii) Seller will not, nor will it permit any affiliate of Seller (including without limitation any Selling Subsidiary) to render services or advice to, or engage in or become a proprietor, partner or stockholder (other than a stockholder holding less than 5% of the total number of outstanding shares of any class of stock) of any business which competes with the business of the Misomex Group as such business is being conducted on the Closing Date.

                  13. Non-Solicitation. For a period of one year commencing on the Closing Date, Seller will not, nor will it permit any affiliate of Seller (including without limitation any Selling Subsidiary) to, employ, engage or solicit for purposes of employment or engagement any person who is an officer or employee of any Company or any Subsidiary on the Closing Date, unless such officer or employee (i) resigns voluntarily (without solicitation from Seller or any of its affiliates) or (ii) is terminated by such Company or Subsidiary.

                  14. Tax Matters.

                  14.1 Tax Periods Ending on or Before the Closing Date. Buyer shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for the Companies and for the Subsidiaries for all periods ending on or prior to the Closing Date that are filed after the Closing Date (other than income and franchise tax returns with respect to periods for which a consolidated or combined income tax return of Seller and the Selling Subsidiaries will include the operations of one or more Companies or Subsidiaries). Buyer shall permit Seller to review and comment on each such Tax Return described in the preceding sentence prior to filing and shall make such revisions to such Tax Returns as are reasonably requested by Seller. Provided that Buyer has complied with the provisions of the preceding sentence and subject to the provisions of Section 11.3, Seller shall reimburse Buyer for taxes of the Companies and the Subsidiaries with respect to such Tax Returns within fifteen (15) days after receipt by Seller of notice from Buyer of payment by the Companies and the Subsidiaries of such taxes to the extent such taxes are not accrued for in the books and records of the Companies and the Subsidiaries at the Closing Date.

                  14.2 Tax Periods Beginning Before and Ending After the Closing Date. Buyer shall prepare or cause to be prepared and file or cause to be filed any Tax Returns for the Companies and the Subsidiaries for tax periods which began before the Closing Date and end after the Closing Date. Buyer shall permit Seller to review and comment on each such Tax Return described in the previous sentence prior to filing and shall make such revisions to such Tax Returns as are reasonably requested by Seller. Provided that Buyer has complied with the provisions of the preceding sentence and subject to the provisions of Section 11.3, Seller shall pay to the Companies and the Subsidiaries within fifteen (15) days after receipt for Seller or notice from Buyer that taxes have been paid with respect to such Tax Returns, an amount equal to the portion of such taxes that relates to the portion of such taxable period ending on the Closing Date using a Closing of the books method to the extent such taxes are not accrued for in the books and the records of the Companies and the Subsidiaries at the Closing Date.

                  14.3 Cooperation on Tax Matters. Buyer, the Companies, the Subsidiaries and Seller shall cooperate fully, to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this Article 14 and any audit, litigation or other proceeding with respect to taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Companies, the Subsidiaries and Seller agree (A) to retain all books and records with respect to tax matters pertinent to the Companies and the Subsidiaries relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations

(and, to the extent notified by Buyer any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (B) to give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, the Companies, the Subsidiaries or Seller, as the case may be, shall allow the other party to take possession of such books and records.

                  15. Miscellaneous.

                  15.1 Confidentiality. Each party shall, and shall use its best efforts to cause its affiliates, associates, employees, agents and representative to, (i) hold in strict confidence from any person or entity all documents and information containing proprietary information or trade secrets of the other party hereto (which, in the case of Seller, shall include all such documents and information of any Selling Subsidiary, any Company or any Subsidiary) furnished to, obtained by or learned by such party in connection with this Agreement and the transactions contemplated hereby ("Confidential Information") and (ii) refrain from using any such Confidential Information for personal advantage, except that such party shall be free to disclose and use all or any of such Confidential Information to the extent required to do so by law or which can be shown to have been (a) already in such party's possession without restrictions of confidentiality at the time of disclosure to such party;
(b) a matter of public knowledge other than through such party; (c) published other than through such party in any publication for public distribution or filed as public information with any governmental authority; or (d) lawfully obtained by such party from a third person without restrictions of confidentiality. The covenants contained in this Section 15.1 (i) shall survive any termination of this Agreement prior to Closing for a period of 2 years from such termination, (ii) shall survive the Closing with respect to Confidential Information of Buyer, Seller and any Selling Subsidiary for a period of 2 years after the Closing Date and (iii) shall terminate at the Closing with respect to Confidential Information of the Misomex Group.

                  15.2 Assurance of Further Action. From time to time after the Closing and without further consideration from Buyer, but at Buyer's expense, Seller shall execute and deliver, or cause to be executed and delivered, to Buyer such further instruments of sale, assignment, transfer and delivery and take such other action as Buyer may reasonably request in order to more effectively sell, assign, transfer and deliver and reduce to the possession of Buyer any and all of the Stock and consummate the transactions provided for hereby.

                  15.3 Expenses. Whether or not the Closing is consummated, except as otherwise set forth in this Agreement, all fees and expenses incurred in connection with the negotiation, preparation, execution and performance of this Agreement (including without limitation fees and expenses of legal counsel, accountants and other professionals) shall be paid by the party incurring such expense.

                  15.4 Waiver. The parties hereto may by written agreement (i) extend the time for or waive or modify the performance of any of the obligations or other acts of the parties hereto or (ii) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement.

                  15.5 Notices. All notices, requests and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered or mailed first class certified mail postage prepaid addressed as follows: if to Seller to Baldwin Technology Company, Inc., One Norwalk West, 40 Richards Avenue, Norwalk, Connecticut 06854, Attention: William J. Lauricella (with a copy to Samuel B. Fortenbaugh III, Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York, New York 10178); if to Buyer to Kaber Imaging, Inc., 5 Flagstone Drive, Hudson, New Hampshire 03451, Attention: Chief Executive Officer (with a copy to Guy N. Molinari, Werbel & Carnelutti, 711 Fifth Avenue, New York, New York 10022); or to such other address as may have been furnished in writing to the party giving the notice by the party to whom notice is to be given.

                  15.6 Entire Agreement. This Agreement embodies the entire agreement among the parties and there have been and are no agreements, representations or warranties, oral or written among the parties other than those set forth or provided for in this Agreement. This Agreement may not be modified or changed, in whole or in part, except by a supplemental agreement signed by each of the parties.

                  15.7 Rights Under this Agreement; Nonassignability. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, but shall not be assignable by any party without the prior written consent of the other parties; provided, however, that Buyer may assign all or any part of its rights under this Agreement and delegate all or any part of its obligations under this Agreement to one or more corporations all or substantially all of the capital stock or equity interests of which are owned by Buyer, in which event all of the rights and powers of Buyer, and remedies available to it hereunder shall extend to and be enforceable by each such corporation. Any such assignment and delegation shall not release Buyer from its obligations hereunder, and Buyer guarantees to Seller the performance by such corporation of its obligations hereunder and under the agreement of such corporation referred to in the penultimate sentence of this
Section 15.7. In the event of any such assignment and delegation the terms "Buyer" and "party" as used in this Agreement shall be deemed to refer to each such corporation where reference is made to actions to be taken pursuant to this Agreement and the transactions contemplated hereby and shall be deemed to include both Buyer and each such corporation where appropriate. As a condition of the Closing, each such corporation shall execute and deliver to Seller an agreement, in form and substance satisfactory to Seller and its counsel, to be bound by the terms of this Agreement, and irrevocably authorizing Buyer to act for it in all matters pertaining to this Agreement, and representing and warranting to Seller as to the same matters, with appropriate modifications, set forth in Section 5. Seller shall be required to deal, and give notices to, and shall be fully protected in dealing only with, and giving notices only to, Buyer with respect to all matters pertaining to this Agreement.

                  Nothing contained in this Agreement is intended to confer upon any person, other than the parties to this Agreement and their respective permitted successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

                  15.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in the State of New York and shall be construed without regard to (i) any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York and (ii) any presumption or other rule requiring the construction of an agreement against the party causing it to be drafted. Each party hereby irrevocably submits to the personal jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action, suit or proceeding arising in connection with this Agreement (and waives any objection based on forum nonconvenience or any other objection to venue therein); provided, however, that such consent to jurisdiction is solely for the purpose referred to in this Section 15.8 and shall not be deemed to be a general submission to the jurisdiction of said county or in the State of New York other than for such purpose. In addition to the foregoing, each party agrees that service of process in any such action, suit or proceeding may be affected by mailing the same in the manner provided in
Section 15.5.

                  15.9 Publicity. Without consultation with the other party, no party to this Agreement shall issue any press release or otherwise make any public statement with respect to this Agreement or the transactions contemplated hereby, except for such press releases or other statements as the disclosing party may reasonably determine are required by applicable law, which press releases or other statements will be made available to the other party prior to their release. Seller shall consult with Buyer with respect to the press release to be made by Seller in connection with the execution of this Agreement and shall cooperate with Buyer to create a press release reasonably acceptable to both parties.

                  15.10 Closing Date Balance Sheet. Promptly following the Closing, Seller shall prepare (and shall be responsible for its own costs and expenses) an unaudited balance sheet of the Misomex Group as at the Closing Date, which shall be prepared in accordance with GAAP (subject to normal year-end adjustments and the absence of notes) and shall be prepared on a basis consistent with the Combining Group Statements. Seller shall use such unaudited balance sheet to calculate the tangible net book value of the Misomex Group as of the Closing Date (the "Closing Date Net Worth"). For purposes of this Section 15.10, Buyer will give to Seller and its agents and representatives access during normal working hours to any and all of the properties, assets, books, records and other documents of each of the Companies and the Subsidiaries as Seller may reasonably request and Buyer will furnish, and cause each Company and Subsidiary to furnish, Seller such information and copies of such documents and records pertaining to each of the Companies and Subsidiaries as Seller may reasonably request.

                  15.11 Headings; References to Sections, Exhibits and Schedules. The headings of the Sections, paragraphs and subparagraphs of this Agreement are solely for convenience of reference and shall not limit or otherwise affect the meaning of any of the terms or provisions of this Agreement. The references herein to Sections, Exhibits and Schedules, unless otherwise indicated, are references to sections of and exhibits and schedules to this Agreement.

                  15.12 Knowledge. When applied to any party to this Agreement, the term "knowledge" and any derivatives thereof shall refer only to the actual knowledge of the executive officers of that party after due inquiry and no information known by any other employee, or any attorney, accountant or other representative, of such party shall be imputed to such party.

                  15.13 Schedules. The disclosure of any matter in any Schedule or Updated Schedule shall be deemed to be a disclosure for all purposes of this Agreement to which such matter could reasonably be expected to be pertinent, but shall expressly not be deemed to constitute an admission by the party delivering such Schedule or to otherwise imply that any such matter is material for the purposes of this Agreement.

                  15.14 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but which together constitute one and the same instrument.

                  IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.



                                        KABER IMAGING, INC.



                                        By______________________________________
                                          Name:
                                          Title:



                                        BALDWIN TECHNOLOGY COMPANY, INC.



                                        By______________________________________
                                          Name:
                                          Title: